Exhibit 10.1

RETENTION INCENTIVE AGREEMENT

        This Agreement (“Agreement”) is entered into as of December 15, 2004 by and between Ronald N. Tutor (“Executive”) and Perini Corporation, a Massachusetts corporation (the “Company”).

        WHEREAS, the Executive currently serves as Chairman and Chief Executive Officer of the Company;

        WHEREAS, the Company and Tutor-Saliba Corporation, a corporation of which the Executive is sole stockholder and Chief Executive Officer, are parties to a Management Agreement (as amended, the “Management Agreement”) pursuant to which the Executive has served and continues to serve as Chairman and Chief Executive Officer of the Company and the Company compensates the Executive for his services; and

        WHEREAS, as an additional incentive to retain the continued services of the Executive as Chairman and Chief Executive Officer of the Company, the Compensation Committee of the Board of Directors of the Company has determined that the Company enter into this Agreement with the Executive, and Executive desires to enter into this Agreement with the Company.

        NOW, THEREFORE, the Company and the Executive hereby agree as follows:

         1. Retention Awards. The Company agrees to make grants to Executive of shares of unrestricted common stock, par value $1.00 per share, of the Company ("Common Stock"), at the times, in the amounts and subject to the conditions contained in this Agreement. The grants of Common Stock, if any, would be made under the Company's 2004 Stock Option and Incentive Plan (the "Plan") and would be subject to the terms and conditions of the Plan.

         2. 2005 Stock Grant. If the Executive continues to serve as Chairman and Chief Executive Officer of the Company (whether pursuant to the Management Agreement or otherwise) through and including June 30, 2005, the Company agrees to issue to the Executive, on June 30, 2005, 75,000 shares of unrestricted Common Stock under the Plan (the "2005 Stock Grant"). In the event that the Executive does not continue to serve as Chairman and Chief Executive Officer of the Company through and including June 30, 2005 for any reason, the Company shall have no obligation to make the 2005 Stock Grant, the 2006 Stock Grant or to otherwise issue any shares of Common Stock to the Executive under this Agreement.

         3. 2006 Stock Grant. If the Executive continues to serve as Chairman and Chief Executive Officer of the Company (whether pursuant to the Management Agreement or otherwise) through and including June 30, 2006, the Company agrees to issue to the Executive, on June 30, 2006, 75,000 shares of Common Stock under the Plan (the "2006 Stock Grant"). In the event that the Executive does not continue to serve as Chairman and Chief Executive Officer of the Company through and including June 30, 2006 for any reason, the Company shall have no obligation to make the 2006 Stock Grant or to otherwise issue any shares of Common Stock to the Executive under this paragraph 3.

         4. Adjustments. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Company shall make an appropriate or proportionate adjustment in the number and kind of shares or other securities to be issued under the 2005 Stock Grant and the 2006 Stock Grant. Any such adjustment by the Company shall be final, binding and conclusive.

         5. Miscellaneous. This Agreement does not confer upon the Executive any rights with respect to continuation of employment or any other service relationship with the Company or any subsidiary. This Agreement shall not be amended, modified or discharged in whole or in part except by an Agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of successors of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, and may not be assigned by the Executive. This Agreement shall be construed and regulated in all respects under the laws of the Commonwealth of Massachusetts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document.

                                                                                                PERINI CORPORATION

                                                                                                                                By: /s/Michael E. Ciskey
                                                                                                                                        Name: Michael Ciskey
                                                                                                                                        Title: Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: December 15, 2004

                                                                                                                                By: /s/Ronald N. Tutor
                                                                                                                                        Ronald N. Tutor

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